Exhibit 99.2 FOLIO DYNAMICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SIX-MONTHS ENDED JUNE 30, 2014

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Board of Directors and Shareholders

Folio Dynamics, Inc.

Report on the Financial Statements

We have reviewed the condensed consolidated financial statements of Folio Dynamics, Inc. and subsidiaries (the “Company”), which comprise the condensed consolidated balance sheet as of June 30, 2014, and the related condensed consolidated statements of operations and cash flows for the six-month periods ended June 30, 2014 and 2013.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the condensed consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with the applicable financial reporting framework.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

Iselin, New Jersey

January 20, 2015

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(See Independent Auditors’ Review Report)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash	$6,362	$5,164
Accounts receivable, net	2,794	3,737
Prepaid expenses and other current assets	849	653
Deferred tax asset	81	81

Total current assets	10,086	9,635
Property and equipment, net	1,146	1,081
Goodwill	9,122	7,178
Intangible assets, net	1,792	915
Certificates of deposit—restricted	—	86
Deferred financing costs and other	111	85

Total assets	$22,257	$18,980

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Current maturities of long-term debt	931	$686
Accounts payable	4,814	4,436
Accrued expenses and other current liabilities	3,937	2,461
Deferred revenue	2,655	1,911

Total current liabilities	12,337	9,494
Warrants to purchase convertible redeemable preferred stock	1,315	1,264
Deferred revenue	3,045	3,675
Long-term debt, net of current maturities	5,834	4,755
Deferred tax liability	787	787
Other liabilities	—	255

Total liabilities	23,318	20,230

Commitments and contingencies
Stockholders’ deficiency:
Preferred stock, $.001 par value, 4,000,000 shares authorized:
Series B convertible redeemable preferred stock:
1,732,551 shares designated; 1,711,078 shares issued and outstanding (liquidation value of $23,133 and $22,242 at June 30, 2014 and December 31, 2013, respectively)	21,589	20,656
Series A-1 convertible redeemable preferred stock:
800,626 shares designated; 795,661 shares issued and outstanding (liquidation value of $11,777 and $11,462 at June 30, 2014 and December 31, 2013, respectively)	11,583	11,221
Series A-2 convertible redeemable preferred stock:
297,279 shares designated; 249,772 issued and outstanding (liquidation value of $3,019 and $2,933 at June 30, 2014 and December 31, 2013, respectively)	2,704	2,613
Common stock, $.001 par value; 8,000,000 shares authorized; 1,127,028 shares issued at June 30, 2014 and December 31, 2013; 245,452 shares outstanding at June 30, 2014 and December 31, 2013	1	1
Additional paid-in capital	—	—
Treasury stock, 882,576 shares at cost	(6,629)	(6,629)
Accumulated deficit	(30,309)	(29,112)

Total stockholders’ deficiency	(1,061)	(1,250)

Total liabilities and stockholders’ deficiency	$22,257	$18,980

See accompanying notes to condensed consolidated financial statements

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands)

(See Independent Auditors’ Review Report)

	Six Months Ended June 30,	Six Months Ended June 30,
	2014	2013
	(unaudited)	(unaudited)
Revenue	13,733	9,966
Operating expenses:
Cost of revenue	5,671	4,554
Sales and marketing	1,833	1,489
Research and development	3,066	2,224
General and administrative	2,703	2,338
Amortization of intangible assets	172	112

Total operating expenses	13,445	10,717

Operating income (loss)	288	(751)

Other expense:
Interest expense	(156)	(323)
Change in fair value of warrants to purchase convertible redeemable preferred stock	(51)	(31)

Total other expense	(207)	(354)

Income (loss) before income taxes	81	(1,105)
Provision for income taxes	—	59

Net income (loss)	$81	$(1,164)

See accompanying notes to condensed consolidated financial statements

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(See Independent Auditors’ Review Report)

	Six Months Ended June 30,	Six Months Ended June 30,
	2014	2013
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$81	$(1,164)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	401	352
Amortization of deferred financing costs	16	3
Bad debt (recovery) expense	—	(24)
Stock based compensation expense	108	80
Change in fair value of preferred stock warrants	51	31
Net changes in operating assets and liabilities	925	(1,657)

Net cash provided by (used in) operating activities	1,582	(2,379)

Cash flows from investing activities:
Cash paid for acquisitions	(1,500)	(1,250)
Change in restricted cash	86	—
Payments for purchases of property and equipment	(295)	(129)

Net cash used in investing activities	(1,709)	(1,379)

Cash flows from financing activities:
Proceeds from borrowings of long-term debt	1,500	—
Principal payments of long-term debt	(176)	(176)
Proceeds from exercise of preferred stock warrants	1	—

Net cash provided by (used in) financing activities	1,325	(176)

Net change in cash	1,198	(3,934)
Cash—beginning of period	5,164	9,222

Cash—end of period	$6,362	$5,288

Supplemental disclosure of cash paid:
Interest	$141	$241
Taxes	$—	$59
Non-cash investing and financing activities:
Reclassification of preferred stock warrant liability to additional paid in capital	$—	$1,551
Accretion of preferred stock dividends and issuance costs	$1,385	$1,325
Contingent consideration in acquisitions	$1,500	$542

See accompanying notes to condensed consolidated financial statements

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE A—DESCRIPTION OF BUSINESS, LIQUIDITY AND BASIS OF PRESENTATION

[1] Description of business:

Folio Dynamics, Inc. and Subsidiaries (the “Company”) is a provider of wealth servicing business solutions targeted to brokerage firms, registered investment advisers, asset management firms and banks. The condensed consolidated financial statements include the accounts of the Company’s wholly-owned subsidiaries which include FDX Advisors, Inc. (“FDX Advisors”), a registered investment advisor organized under the Investment Advisors Act of 1940 and two inactive entities: M3FN, LLC and AP Institutional Advisors, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company provides its customers with a license of, or hosted access to, the Company’s proprietary software application suite and services. Through the FDX Advisors subsidiary, the Company provides custom investment program development and independent investment manager research and due diligence services.

[2] Basis of presentation:

The condensed consolidated balance sheet of Folio Dynamics, Inc. and Subsidiaries (the “Company”) as of December 31, 2013, which has been derived from the audited financial statements as of and for the year ended December 31, 2013, and the accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with AU-C Section 930 – Interim Financial Information. Certain information and note disclosures normally included in annual financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), have been condensed or omitted pursuant to those rules and regulations. The financial information presented herein, which is not necessarily indicative of results to be expected for the full current fiscal year, reflects all adjustments which, in the opinion of management, are necessary for a fair presentation of the interim unaudited condensed consolidated financial statements. Such adjustments are of a normal, recurring nature. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2013.

NOTE B—ACQUISITIONS

[1] GlobalBridge:

On April 1, 2014, the Company acquired substantially all the assets of GlobalBridge, Inc. (“GlobalBridge”) for $1,500 in cash at closing and a minimum of $1,500, with a maximum of $2,750, in deferred payments payable in April 2015 based on the acquired clients achieving certain revenue targets, as defined in the agreement.

The transaction was accounted for as a business combination at 100% of the fair value of the assets acquired. The potential undiscounted amount of all future payments that the Company could be required to make under the contingent consideration arrangement is between $1,500 and $2,750. The fair value of the contingent consideration arrangement of $1,500 was estimated by applying the income approach. That measure is based on significant inputs that are not observable in the market (i.e., Level 3 inputs). As of June 30, 2014, the amount recognized for the contingent consideration arrangement, the range of outcomes, and the assumptions used to develop the estimates had not changed.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE B—ACQUISITIONS (CONTINUED)

[1] GlobalBridge (continued):

The determination of the estimated fair value of the acquired assets required management to make significant estimates and assumptions. The Company determined the fair value by applying established valuation techniques, based on information that management believed to be relevant to this determination. The allocation of the purchase price is incomplete and based on preliminary data which could change when final valuation of certain intangible assets is obtained. The Company expects to have the final valuation report completed during the measurement period.

Based on the preliminary purchase price allocation, the following table summarizes the estimated fair value of the assets acquired at the acquisition date.

Customer relationships	$1,018
Trademarks	31
Property and equipment	7

Total assets acquired at fair value	$1,056

The purchase price exceeded the fair value of the assets acquired by $1,944, and was recorded as goodwill. The acquisition expenses associated with the transaction were $45 for the six-months ended June 30, 2014 and were expensed as incurred and are included in general and administrative expense in the accompanying condensed consolidated statements of operations.

The accompanying condensed consolidated financial statements do not include any revenues or expenses related to the GlobalBridge business on or prior to April 1, 2014, closing date of the acquisition. The condensed consolidated statement of operations for the six-months ended June 30, 2014, included $482 of revenues and net income of $75 related to GlobalBridge for the period from the acquisition date through June 30, 2014.

[2] Access Partners:

On January 31, 2013, the Company acquired substantially all the assets of Access Partners LLC (“Access Partners”). The primary reasons for the acquisition were to strengthen the Company’s market share in the bank trust channel and uniquely position the Company as a provider of a single wealth management platform that can be leveraged by both bank trusts and brokerages to manage the full advisory and portfolio management lifecycle. At closing, the Company delivered total consideration to Access Partners of $1,792.

The transaction was accounted for as a business combination at 100% of the fair value of the assets acquired. The consideration consisted of $1,250 in cash and additional contingent consideration. The contingent consideration arrangement requires the Company to pay the former owners of Access Partners $375 on May 15, 2014 and $375 on May 15, 2015 if certain revenue targets are met as defined in the agreement. The May 15, 2014 targets were not met and no payment was made. The potential undiscounted amount of all future payments that the Company could be required to make under the contingent consideration arrangement is between $0 and $750. The fair value of the contingent consideration arrangement of $542 was estimated by applying the income approach. That measure is based on significant inputs that are not observable in the market (i.e., Level 3 inputs). Key assumptions include (1) a probability of achieving revenue targets of 75%—85%, and (2) a present value factor rate of 0.90. As of June 30, 2014, the amount recognized for the contingent consideration arrangement, the range of outcomes, and the assumptions used to develop the estimates had not changed.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE B—ACQUISITIONS (CONTINUED)

[2] Access Partners (continued):

The determination of the estimated fair value of the acquired assets required management to make significant estimates and assumptions. The fair value of the assets acquired were based on management estimates and values with the assistance of an outside independent appraisal.

Based on the purchase price allocation, the following table summarizes the estimated fair value of the assets acquired at the acquisition date.

Customer relationships	$611
Money manager contracts	381
Non-compete agreement	22
Trademark	26
Domain name	17
Property and equipment	10

Total assets acquired at fair value	$1,067

The purchase price exceeded the fair value of the assets acquired by $725, and was recorded as goodwill. The acquisition expenses associated with the transaction were $25 for the six months ended June 30, 2013, respectively, and were expensed as incurred and are included in general and administrative expense in the accompanying condensed consolidated statements of operations.

The accompanying condensed consolidated financial statements do not include any revenues or expenses related to the Access Partners business on or prior to January 31, 2013, closing date of the acquisition. The condensed consolidated statement of operations for the six-months ended June 30, 2013, included $1,608 of revenues and net loss of approximately $63 related to Access Partners for the period from the acquisition date through June 30, 2013.

NOTE C—PROPERTY AND EQUIPMENT

	June 30, 2014	December 31, 2013
Computer equipment	$2,344	$2,120
Office equipment	185	150
Leasehold improvements	58	23
Purchased software	301	301

	2,888	2,594
Less: accumulated depreciation and amortization	(1,742)	(1,513)

	$1,146	$1,081

Related depreciation and amortization expense was approximately $229 and $240 for the six-months ended June 30, 2014 and 2013, respectively.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE D—INTANGIBLE ASSETS

Intangible assets consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
Non-compete	$382	$382
Customer lists	570	570
Customer relationships	1,629	611
Money manager contracts	380	380
Software	935	935
Other	232	201
	4,128	3,079
Less: accumulated depreciation and amortization	(2,336)	(2,164)
	$1,792	$915

Amortization expense related to intangible assets was approximately $172 and $112 for the six-months ending June 30, 2014 and 2013, respectively.

The following table shows the expected annual amortization expense associated with the intangible assets over their remaining lives:

For the Year Ending December 31,
Remaining 2014	$202
2015	349
2016	341
2017	340
2018	340
Thereafter	220

$1,792

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE E—LONG-TERM DEBT

At June 30, 2014 and December 31, 2013, long-term debt consists of the following:

	June 30, 2014	December 31, 2013
Note payable, maturing March 1, 2015; monthly principal payments of approximately $29, beginning April 2012, interest at Prime Rate plus 1%.	$265	$441
Note payable, maturing June 1, 2017; monthly principal payments beginning July 2014, interest at Prime Rate plus 1.75%.	2,000	2,000
Revolving advance, maturing March 31, 2016; no monthly principal payments during the term, interest at Prime Rate plus 1%.	4,500	3,000

Total	6,765	5,441
Less: current maturities	(931)	(686)

Long-term maturities	$5,834	$4,755

The Company entered into a Second Amended and Restated Loan and Security Agreement (“Second Amendment”) with a bank in October 2013, which was subsequently modified on March 31, 2014. The Second Amendment provides for a term loan and modified the prior revolving line of credit. The loan is secured by all assets of the Company. In connection with the Second Amendment, the Company borrowed $2,000 which bears interest at the Prime Rate plus 1.75%. Commencing on July 1, 2014, the term note is payable in 36 monthly installments of principal plus monthly payments of accrued interest as set forth in the agreement. All outstanding principal and accrued and unpaid interest with respect to the 2013 term loan is due and payable in full on June 1, 2017.

The First Modification to the Second Amendment also increased the available line of credit from $5,500 to $10,000. Further, the line of credit term was extended from October 24, 2015 to March 31, 2016. There is $4,500 in outstanding borrowings under the line of credit as of June 30, 2014 and bears interest at the Prime Rate plus 1.0%. The Prime Rate was 3.25% at June 30, 2014 and December 31, 2013.

The Company expensed approximately $16 and $3 of deferred financing costs related to these Bank facilities in the six-months ended June 30, 2014 and 2013, respectively. Such amounts were included in interest expense in the accompanying condensed consolidated statements of operations. As of June 30, 2014, there are deferred financing costs of approximately $111, which will be expensed over the remaining term of the agreement.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE E—LONG-TERM DEBT (CONTINUED)

Annual maturities of long-term debt as of June 30, 2014 are as follows:

2014	$931
2015	667
2016	5,167

$6,765

NOTE F—PREFERRED STOCK

The Company has authorized 4,000,000 shares of preferred stock, of which 1,097,905 shares have been designated as Series A Convertible Redeemable Preferred Stock (800,626 are designated as Series A-1 Convertible Redeemable Preferred Stock and 297,279 are designated as Series A-2 Convertible Redeemable Preferred Stock) and 1,732,551 shares have been designated as Series B Convertible Redeemable Preferred Stock. The remaining 1,169,544 shares of preferred stock have yet to be designated.

[1] Series A-1 and Series A-2:

Series A-1

At June 30, 2014 and December 31, 2013, cumulative preferred dividends in arrears were $3,765 and $3,449, respectively. The dividends shall be payable in cash at any time and from time to time upon declaration and direction by the Board of Directors. In accordance with the terms of the Certificate of Incorporation, Series A-1 dividends are given liquidation preference over common stock, but there is no liquidation preference between preferred stock series A-1 and A-2. The Company has 5,379 shares of Series A-1 Preferred Stock reserved for issuance pursuant to outstanding convertible securities.

Each share of Series A-1 Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of common stock as determined by dividing the original issue price by the conversion price in effect at the time of conversion. The conversion price is $9.2954 per share as of June 30, 2014 and December 31, 2013.

Series A-2

At June 30, 2014 and December 31, 2013, cumulative preferred dividends in arrears were $844 and $758, respectively. The dividends shall be payable in cash at any time and from time to time upon declaration and direction by the Board of Directors. In accordance with the terms of the Certificate of Incorporation, Series A-2 dividends are given liquidation preference over common stock, but there is no liquidation preference between preferred stock series A-1 and A-2. The Company has 47,507 shares of Series A-2 Preferred Stock reserved for issuance pursuant to outstanding convertible securities as of June 30, 2014.

Each share of Series A-2 Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of common stock as determined by dividing the original issue price by the conversion price in effect at the time of conversion. The conversion price is $8.4937 per share as of June 30, 2014 and December 31, 2013.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE F—PREFERRED STOCK (CONTINUED)

[2] Series B:

At June 30, 2014 and December 31, 2013, cumulative preferred dividends in arrears were $5,423 and $4,533, respectively. Each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of common stock. The conversion price is $10.35 per share. The Series B dividends accrue from day to day, whether or not earned or declared, and shall be cumulative at a rate of 8% per annum compounded quarterly. Beginning on the 5th anniversary of the original issue date of the Series B Preferred Stock (December 2015) dividends shall continue to accrue at an annual rate of 8% (but shall be non-compounded). The Series B Preferred Stock shall be entitled to receive prior to and in preference to any distribution of any assets of the Company an amount per share equal to the sum of (i) the original issue price and (ii) any accrued but unpaid dividends.

[3] Automatic Conversion:

All shares of Series B, Series A-1, and Series A-2 Preferred Stock shall automatically convert into shares of common stock, at the then effective conversion price, upon (i) as to the Series B Preferred Stock, the vote or consent in writing of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, (ii) as to the Series A-1 Preferred Stock, the vote or consent in writing of at least a majority of the shares of Series A-1 Preferred Stock then outstanding, (iii) as to the Series A-2 Preferred Stock, the vote or consent of at least a majority of the shares of the Series A-2 Preferred Stock then outstanding, and (iv) as to each of the Series B, Series A-1, and Series A-2 Preferred Stock, the closing of the sale of shares of common stock in a firm commitment underwritten public offering where the aggregate proceeds are at least $50,000, the pre-money valuation is at least $150,000, and the shares of common stock sold in such offering are listed on the New York Stock Exchange, Inc. or the NASDAQ Global Market, as defined in the agreement.

In the event the Company shall at any time after the Series B, Series A-1 and Series A-2 original issue date, issue additional shares of common stock without conversion, or for consideration per share less than the applicable conversion prices in effect on the date of and immediately prior to such issuance, then the applicable conversion prices shall be reduced concurrently with such issuance, to a price determined in accordance with the agreement. This down-round feature has not been accounted for separately at fair value but represents a contingent beneficial conversion amount required to be calculated and recognized when and if the adjusted conversion price of the preferred stock is adjusted as a consequence of a down-round stock issuance.

[4] Redemption:

After the 5th anniversary date of the original issue date as to the Series B Preferred Stock (December 2015), the Company shall be obligated to redeem the Series B, Series A-1, and Series A-2 upon an election of the holders of such stock. A holder of Series B, Series A-1, or Series A-2 shall have the right to elect to cause a redemption of all but not less than all of the Series B, Series A-1, or Series A-2 Preferred Stock. Shares shall be redeemed by the Company at an amount in cash per share of Series B, Series A-1, and Series A-2 equal to the aggregate proceeds to which the holders of Series B, Series A-1 and Series A-2 would be entitled to receive with respect to each share of Series B, Series A-1 and Series A-2 assuming that the Company were liquidated and the proceeds of such liquidation were equal to the Company’s fair market value as of the date of the redemption event.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE G—WARRANTS

A summary of changes in warrants for the six-months ended June 30, 2014 and the year ended December 31, 2013 is as follows:

	Common Stock		Series A-1 and A-2 Convertible Redeemable Preferred Stock		Series B Convertible Redeemable Preferred Stock
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Warrants outstanding—December 31, 2013	165,902	$0.46	54,085	$8.57	56,256	$6.40

Warrants outstanding—June 30, 2014	165,902	$0.46	54,085	$8.57	56,256	$6.40

Warrants exercisable—June 30, 2014	165,902	$0.46	54,085	$8.57	56,256	$6.40

Under ASC Topic 480, Distinguishing Liabilities from Equity, the Company accounts for the freestanding Series A-1, Series A-2, and Series B Preferred Stock warrants as a liability even though the underlying shares are classified as equity.

The Company recorded a change in fair value of the Series A-1, Series A-2 and Series B Preferred Stock warrants of $51 and $31 during the six-months ended June 30, 2014 and 2013, respectively.

During May 2013, certain warrant holders exercised warrants to purchase 128,527 shares of the Company’s common stock for approximately $1. As a result of this exercise, the fair value of the warrants on the date they were exercised of $1,551 was reclassified to additional paid-in capital. The Company recorded a change in the fair value of the related warrant liability of $17 for the six-months ended June 30, 2013.

The following provides a roll-forward of the liability related to the Company’s Series A-1, Series A-2 and Series B warrants:

Balance as of December 31, 2013	$1,264
Change in fair value of warrants	51

Balance as of June 30, 2014	$1,315

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE H—STOCK OPTIONS

The Company adopted the Folio Dynamics, Inc. 2008 Stock Incentive Plan (the “Plan”) effective July 31, 2008. Stock options granted under the Plan may be either incentive stock options or nonqualified stock options. The purpose of the Plan is to enable the Company to obtain and retain employees, consultants, and directors. A total of 563,705 shares of common stock have been authorized and reserved for issuance under the Plan. Incentive stock options may be granted at a price equal or greater to 100% of the fair market value at the date of grant. Options become exercisable pursuant to individual vesting schedules, which are set at the sole discretion of the Company’s Board of Directors. Options have generally become exercisable at a rate of 25% per year over a four-year period. All options expire ten years from the date of grant.

	Outstanding		Exercisable
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Options outstanding, December 31, 2013	525,170	1.82	285,257	$1.66

Options outstanding, June 30, 2014	525,170	$1.82	385,738	$1.70

Shares of common stock available for future grant under Company plans	38,535

Additional information as of June 30, 2014 with respect to all outstanding options is as follows:

Outstanding			Exercisable
Number of Options	Weighted Average Remaining Contractual Life (In Years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
525,170	7.25	$1.82	385,738	$1.70

Stock based compensation expense for stock options was approximately $108 and $80 for the six-months ended June 30, 2014 and 2013, respectively. At June 30, 2014, there was approximately $318 of unrecognized compensation cost related to non-vested option grants that is expected to be recognized over a weighted average period of 2.24 years.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE I—COMMITMENTS AND CONTINGENCIES

[1] Operating leases:

The Company leases its corporate offices and certain equipment under operating leases through 2020.

In June 2014, the Company executed a lease for office space in New Jersey with an expiration date five years and seven months after the commencement date, which was during October 2014. No minimum monthly payments are due for the first seven months, with minimum monthly rental payments of approximately $20 beginning seven months after the commencement date and due through the first three years from that date, with an increase to approximately $21 through the remaining lease term.

Commitments for minimum rentals under non-cancellable leases are as follows:

For the Year Ending December 31,
Remaining 2014	$220
2015	406
2016	444
2017	449
2018	465
Thereafter	415
$2,399

Rent and related expenses for the six-months ended June 30, 2014 and 2013 were approximately $330 and $333, respectively, and is included in general and administrative expenses in the accompanying condensed consolidated statements of operations.

NOTE J—EMPLOYEE BENEFIT PLAN

The Company has a 401(k) and Profit-Sharing Plan that allows eligible employees to contribute up to 100% of their compensation, not to exceed statutory limits. Employee contributions and earnings thereon vest immediately. There was no discretionary employer contribution during the six-months ended June 30, 2014 and 2013.

NOTE K—MAJOR CUSTOMERS

Five customers accounted for approximately 64% of the Company’s revenues for the six-months ended June 30, 2014 and 62% of accounts receivable as of June 30, 2014.

Four customers accounted for approximately 66% of the Company’s revenues for the six-months ended June 30, 2013.

Major customers are considered to be those who accounted for more than 10% of total revenues and accounts receivable.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

(See Independent Auditors’ Review Report)

Six-Months Ended June 30, 2014

NOTE L—SUBSEQUENT EVENTS

The Company has evaluated subsequent events after June 30, 2014 and through January 20, 2015, the date the condensed consolidated financial statements of the Company were available to be issued.

During November 2014, the Company was acquired by Actua Corporation, a public company, for approximately $200,000.